REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Tamarack Funds
Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the portfolios of Tamarack Funds Trust, which include Large
Cap Equity Fund, Mid Cap Equity Fund, Small Cap Equity
Fund, Enterprise Fund, Enterprise Small Cap Fund, Value Fund, Microcap Value Fund and Small Cap International Fund
(collectively, the "Funds") as of September 30, 2004. We have audited the related statements of operations, statements of changes in net assets and the financial highlights for the period from May 1, 2004 through September 30, 2004 and for the year ended April 30, 2004 for Large Cap Equity Fund, Mid Cap Equity Fund and Small
Cap Equity Fund. We have audited the related statements of operations, statements of changes in net assets and the financial highlights for the period from July 1, 2004 through September 30, 2004 and for the year ended June 30, 2004 for Enterprise Fund, Enterprise Small Cap Fund, Value Fund, Microcap Value Fund and Small Cap International Fund. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets and the financial highlights of Large Cap Equity Fund, Mid Cap Equity
Fund and Small Cap Equity Fund for periods prior to April 30,
2004, were audited by other auditors whose report, dated
June 17, 2003, expressed an unqualified opinion. The statements of changes in net assets and the financial highlights of Enterprise Fund, Enterprise Small Cap Fund, Value Fund, Microcap Value Fund and Small Cap International Fund for periods prior to
June 30, 2004, were audited by other auditors whose reports, dated August 22, 2003, expressed unqualified opinions.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2004, by correspondence with the Funds' custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of September 30, 2004, the results of operations, the changes in net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Chicago, Illinois
November 19, 2004